                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

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                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        StanCorp Financial Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


                   [LOGO OF STANCORP FINANCIAL GROUP, INC.]

March 29, 2000

Dear Fellow Shareholder:

  On behalf of your board of directors, I have the pleasure of inviting you to attend our first Annual Meeting of shareholders. The meeting will be held on Monday, May 1, 2000, at 11:00 a.m. Pacific Time in the auditorium of the World Trade Center, Building 2, 25 SW Salmon Street, Portland, Oregon. I hope that you will participate in the annual meeting. You can do so by attending the meeting and voting in person. Alternatively, you may vote by completing the enclosed proxy card and returning it as promptly as possible. You may also complete your proxy by telephone or over the Internet.

  Included with this mailing, you will find our Annual Report to Shareholders, which includes our Annual Report on Form 10-K. The Annual Report includes audited financial statements for our fiscal year, which ended on December 31, 1999. Your will also find our proxy statement. The proxy statement outlines the items of business that will be discussed and voted upon at the Annual Meeting. I urge you to read the Annual Report and the proxy statement carefully as they contain information about us that you may find important.

  I hope to see you at the Annual Meeting. If you are unable to attend, I again ask that you complete your proxy and return it by mail, telephone, or over the Internet as soon as possible.

                                          Sincerely,

                                          /s/ Ronald E. Timpe
                                          -------------------
                                          Ronald E. Timpe
                                          Chairman, President and
                                          Chief Executive Officer

                               TABLE OF CONTENTS

 Topic                                                                      Page
 -----                                                                      ----
 NOTICE OF ANNUAL MEETING
 GENERAL INFORMATION.......................................................  1
         Voting Rights....................................................   1
         Voting by Proxy..................................................   1
         Votes Required...................................................   2
         Cost of Proxy Solicitation.......................................   2
 ITEM 1. ELECTION OF DIRECTORS............................................   2
         Nominees for Election at the Annual Meeting......................   2
         Directors in Classes.............................................   3
         Nominees for Election............................................   3
         Continuing Directors.............................................   4
 CORPORATE GOVERNANCE......................................................  5
         Committees of the Board..........................................   5
         Directors' Compensation..........................................   5
 SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN
  SHAREHOLDERS.............................................................  6
 CERTAIN SHAREHOLDERS......................................................  7
 REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE.....................  7
 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION............... 10
 COMPENSATION OF EXECUTIVE OFFICERS........................................ 11
         Summary Compensation Table.......................................  11
         Stock Options....................................................  12
         Options Exercised................................................  12
         1999 Long-Term Incentive Plan Awards.............................  12
         Standard Retirement Program......................................  14
         Certain Relationships and Related Transactions...................  14
         Performance Graph................................................  16
 ITEM 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS..........  16
 ITEM 3. OTHER MATTERS....................................................  16
 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................... 17
 SHAREHOLDER NOMINATIONS AND PROPOSALS..................................... 17

                        STANCORP FINANCIAL GROUP, INC.
                             1100 SW Sixth Avenue
                            Portland, Oregon 97204

                               ----------------

                   Notice of Annual Meeting of Shareholders

                               ----------------

  Notice is hereby given that the Annual Meeting of Shareholders of StanCorp Financial Group, Inc., an Oregon corporation, will be held in the auditorium of the World Trade Center, Building 2, 25 SW Salmon Street, Portland, Oregon, on May 1, 2000, at 11:00 a.m. Pacific Time, for the following purposes:

    1. To elect four directors to serve for three-year terms expiring in 2003;

    2. To ratify the appointment of Deloitte & Touche LLP as StanCorp's independent auditors for the year 2000; and

    3. To transact any other business that may properly come before the Annual Meeting.

  The close of business on March 2, 2000 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

  Shareholders may vote by written proxy, by telephone, or over the Internet. Instructions for voting by telephone and over the Internet are printed on the proxy card. If you attend the meeting and intend to vote in person, please notify our personnel of your intent as you sign in for the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Dwight L. Cramer
                                          Vice President, General Counsel
                                          and Corporate Secretary

                        STANCORP FINANCIAL GROUP, INC.
                             1100 SW Sixth Avenue
                            Portland, Oregon 97204

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This proxy statement concerns the Annual Meeting of Shareholders of StanCorp Financial Group, Inc. ("StanCorp," "we," "us," "our") to be held on May 1, 2000 ("Annual Meeting"). The Annual Meeting will be held at 11:00 a.m. Pacific Time in the auditorium of the World Trade Center, Building 2, 25 SW Salmon St., Portland, Oregon. This is our first Annual Meeting as a publicly traded company. Our shares began trading on the New York Stock Exchange under the ticker symbol "SFG" at our initial public offering on April 16, 1999. We have only one class of common stock that is eligible to vote. As of March 2, 2000, we had 32,480,828 outstanding shares of common stock ("Common Stock").

  Our board of directors is soliciting your proxy for use at the Annual Meeting and at any adjournment of the meeting. You will be asked to vote upon two items: Item 1. Election of Directors and Item 2. Approval of Deloitte & Touche LLP as our independent auditors. Your proxy will also permit a vote on any other matter that may legally come before the Annual Meeting. We are currently not aware of any other item that will require a shareholder vote.

  We have included in this packet a copy of the 1999 Annual Report to Shareholders, which includes our Annual Report on Form 10-K. The Annual Report includes audited financial statements for our fiscal year, which is a calendar year, January 1 through December 31. You may wish to review the Annual Report carefully. It contains detailed information about our business and about us.

  We are mailing this proxy statement and the accompanying forms of proxy and voting instructions on or about March 29, 2000 to holders of our Common Stock on the record date for the Annual Meeting.

Voting Rights

  Each share of our Common Stock is entitled to one vote on each proposal and with respect to each director position to be filled. Cumulative voting does not apply. In order to be eligible to vote on matters coming before the Annual Meeting, you must own at least one share of our stock on the record date. The board of directors has set the record date as close of our business day on March 2, 2000 ("Record Date"). If you do own shares as of the Record Date, you may vote them either in person at the Annual Meeting or by proxy. You may vote by proxy by completing a proxy card and mailing it in the postage paid envelope, by using a toll-free telephone number, or by voting over the Internet. Please refer to your proxy card or the information forwarded to you by your bank, broker, or other holder of record to see which options are available to you. Your ability to vote by telephone or by the Internet will close at 12:01 a.m. Eastern Time on May 1, 2000.

Voting by Proxy

  We have included a proxy in this packet. Our board of directors is soliciting this proxy from you. The proxyholder(s) (the person(s) designated in the proxy to cast your vote, also known as "proxies") will vote your shares according to your instructions. If you return your proxy signed, but without directions, the proxyholder will vote your shares in accordance with the recommendations of our board of directors with regard to Items 1. and 2. If other matters come before the Annual Meeting that require a shareholder vote, the proxyholder will vote your shares in accordance with the recommendations of our management.

  You have the right to revoke your proxy at any time up to the time the proxyholder votes your shares. You have three ways to revoke your proxy. First, you may do so in writing. Please send your revocation to our

Corporate Secretary, P. O. Box 711, Portland, OR 97207. Your written revocation must actually be received by April 28, 2000. Secondly, you can cast another valid proxy in writing, by telephone, or over the Internet. Your vote will be cast in accordance with the latest valid proxy. Thirdly, you can revoke your proxy by voting in person at the Annual Meeting. If you choose to vote in person, please let our personnel know that you are revoking a previously given proxy and are now voting in person.

Votes Required

  As required by Oregon law and our Bylaws, in order to elect nominees to our board of directors at the Annual Meeting, the meeting must have a quorum and the four nominees receiving the highest number of votes cast will be elected. In order for a proposal to pass at the Annual Meeting, the meeting must have a quorum and the proposal must receive more votes in its favor than are cast against it. Broker nonvotes and abstentions will be treated as if the shares were present at the Annual Meeting, but not voting.

Cost of Proxy Solicitation

  We will pay the cost of soliciting proxies. Our directors, officers, or employees may solicit proxies on our behalf in person or by telephone, facsimile, or other electronic means. We have also engaged the firm of Beacon Hill Partners, Inc. to assist us in the distribution and solicitation of proxies. We have agreed to pay Beacon Hill Partners, Inc. a fee of $3,500 plus expenses for their services.

  In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of StanCorp.

ITEM 1. ELECTION OF DIRECTORS

  Under Oregon law and pursuant to our Articles of Incorporation and Bylaws, StanCorp's business, property, and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman, President, and Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the board and its committees.

  Since March, 1999, we have had fifteen directors. Our board of directors is divided into three classes of an equal number of directors. Each class serves a three-year term in office. At this Annual Meeting, you will be requested to elect Class I directors. Class I currently consists of five directors. However, one director, Mr. Benjamin R. Whiteley, will retire from the board this year. The board of directors has decided to nominate only the four incumbent directors in Class I. This will reduce the size of Class I to four directors and the size of the board of directors to fourteen directors. Class I directors, if elected, will serve until the annual meeting of shareholders in 2003. There are five Class II directors, and their term will expire at the annual meeting of shareholders in 2001. There are five Class III directors, and their term will expire at the annual meeting of shareholders in 2002. If any director resigns, dies, or is otherwise unable to serve, the board of directors may fill the vacancy for the unexpired term.

  Our board of directors thanks Mr. Whiteley for his many years of service to us and to our subsidiaries.

  Our board of directors also serves as the board of directors of our principal subsidiary, Standard Insurance Company ("The Standard"). Unless otherwise noted in the biographical information below, our directors serve on the same board committees of The Standard as they do for StanCorp.

Nominees for Election at the Annual Meeting

  The board of directors has proposed for election at this Annual Meeting the following: Barry J. Galt, Richard Geary, Peter T. Johnson, and William Swindells, all of whom are current directors. If elected, these directors will serve a three-year term of office to expire at the annual meeting of 2003 and until their successors are elected and qualified.

  If any nominee should become unable to serve, the proxyholder will vote for the person or persons the board of directors recommends, if any. We have no reason to believe that any of the nominees is not available or would be unable to serve if elected.

Directors in Classes

  We have set forth below information, as of December 31, 1999, about each nominee and continuing director. This information includes the director's age, positions held with us, principal occupation, business history for at least the last five years, committees of our board on which the director serves, and other directorships held.

                                      Director                            Term
              Name                Age Since(1)      Position Held        Expires
              ----                --- --------      -------------        -------
Barry J. Galt....................  66   1988           Director           2000
Richard Geary....................  64   1991           Director           2000
Peter T. Johnson.................  67   1987           Director           2000
William Swindells................  69   1988           Director           2000
Virginia Anderson................  52   1989           Director           2001
Jerome J. Meyer..................  61   1995           Director           2001
Ralph R. Peterson................  55   1992           Director           2001
E. Kay Stepp.....................  54   1997           Director           2001
Michael G. Thorne................  59   1992           Director           2001
Frederick W. Buckman.............  53   1996           Director           2002
John E. Chapoton.................  63   1996           Director           2002
Peter O. Kohler, MD..............  61   1990           Director           2002
Ronald E. Timpe..................  60   1993    Chairman, President &     2002
                                                Chief Executive Officer
Franklin E. Ulf..................  68   1987           Director           2002

--------
(1) The year in which the director was elected to Standard Insurance Company's board of directors. All directors were elected to serve on StanCorp's board of directors in March of 1999, just prior to The Standard's reorganization.

Nominees for Election

  Barry J. Galt--From 1983 to 1998, Mr. Galt was the chairman and chief executive officer of Seagull Energy Corporation, a diversified energy company, located in Houston, Texas. In 1998, Mr. Galt was Chairman of Seagull Energy Corporation, and in September 1998, he was elected Vice Chairman. Mr. Galt retired in March, 1999. Mr. Galt serves on the Finance and Operations Committee and the Organization and Compensation Committee. Mr. Galt is a member of the board of directors of Ocean Energy, Inc. (formerly Seagull Energy Corporation), Trinity Industries, Inc. and Friede Goldman Halter, Inc.

  Richard Geary--From 1984 to 1998, Mr. Geary was president of Kiewit Pacific Company (Vancouver, Washington), a subsidiary of Peter Kiewit Sons', Inc., a diversified construction company located in Omaha, Nebraska. From 1998, Mr. Geary has been a consultant to Peter Kiewit Sons', Inc. Mr. Geary serves on the Executive Committee and the Finance and Operations Committee.

  Peter T. Johnson--Mr. Johnson of McCall, Idaho has been a private investor since retiring in 1986 as administrator of the Bonneville Power Administration, a federal power marketing and generation agency. Mr. Johnson serves on the Executive Committee and the Audit Committee. Mr. Johnson is a member of the board of directors of IDACORP, Inc. and its wholly owned subsidiary, IDA-WEST Corporation.

  William Swindells--Since 1985, Mr. Swindells has been chairman of the board of directors of Willamette Industries, Inc., a diversified, integrated forest products company, located in Portland, Oregon. From 1997 to

1998, Mr. Swindells was also the chief executive officer of Willamette Industries, a position he also held from 1985 to 1995. Mr. Swindells serves on the Audit Committee. In addition to Willamette Industries, Inc., Mr. Swindells is a member of the board of directors of Airborne Express and Oregon Steel Mills.

  The Board of Directors recommends a vote for the above nominees for election as directors.

Continuing Directors

  Virginia L. Anderson--Since 1988, Ms. Anderson has been the director of the Seattle Center, a 74-acre, 31 facility urban civic center, located in Seattle, Washington. Ms. Anderson serves on the Audit Committee and the Nominating and Corporate Governance Committee.

  Frederick W. Buckman--From 1992 to 1994, Mr. Buckman served as the President and Chief Executive Officer of Consumers Power Company. From 1994 to 1998, Mr. Buckman was president, chief executive officer, and director of PacifiCorp, a holding company of diversified businesses, including an electric utility, based in Portland, Oregon. From 1999, Mr. Buckman has been president of Frederick Buckman, Inc., a consulting firm located in Portland, Oregon. Mr. Buckman serves as the Chair of the Finance and Operations Committee and serves on the Audit Committee.

  John E. Chapoton--Since 1984, Mr. Chapoton has been a partner of the Washington D. C. office of the law firm of Vinson & Elkins. Mr. Chapoton serves as the chair of the Audit Committee.

  Peter O. Kohler, MD--Since 1988, Dr. Kohler has been president of the Oregon Health Sciences University, located in Portland, Oregon. Dr. Kohler serves as chair of the Nominating and Corporate Governance Committee and serves on the Executive Committee.

  Jerome J. Meyer--From 1990 to 1999, Mr. Meyer was chairman of the board of directors and chief executive officer of Tektronix, Inc., a high technology company located in Wilsonville, Oregon. From January, 2000, Mr. Meyer has been the chairman of the board of Tektronix, Inc. Mr. Meyer serves as the chair of the Organization and Compensation Committee and serves on the Finance and Operations Committee. In addition to Tektronix, Inc., Mr. Meyer is a member of the board of directors of Enron Corporation, and CenterSpan Communications, Inc.

  Ralph R. Peterson--Since 1991, Mr. Peterson has been president and chief executive officer of CH2M Hill Companies, Ltd., an engineering, design, and consulting firm located in Denver, Colorado. Mr. Peterson serves on the Nominating and Corporate Governance Committee and on the Organization and Compensation Committee. Mr. Peterson also serves on the board of CH2M Hill Companies, Ltd.

  E. Kay Stepp--Since 1994, Ms. Stepp has been principal and owner of Executive Solutions, a management consulting firm in Portland, Oregon. From 1989 to 1992, Ms. Stepp was president and chief operating officer of Portland General Electric, an electric utility. Ms. Stepp serves on the Nominating and Corporate Governance Committee and on the Organization and Compensation Committee. Ms. Stepp is a member of the board of directors of Gardenburger, Inc., Planar Systems, Inc. and Franklin Covey Company.

  Ronald E. Timpe, FSA, CLU--Mr. Timpe has been Chairman, President and Chief Executive Office of StanCorp since its incorporation. Mr. Timpe has been President and Chief Executive Officer of our principal subsidiary, The Standard, since 1994 and became chairman of its board of directors in 1998. Mr. Timpe is the chair of the Executive Committee of StanCorp.

  Michael G. Thorne--Since 1991, Mr. Thorne has been executive director of the Port of Portland, Oregon, a public corporation whose primary business is providing facilities and services to move cargo and people. Mr. Thorne serves on the Executive Committee and the Finance and Operations Committee.

  Franklin E. Ulf--From 1983 to 1997, Mr. Ulf was chief executive officer of U.S. Trust Company, N.A., a national bank located in Los Angeles, California. Since 1997, Mr. Ulf has been chairman of the same organization. Mr. Ulf serves on the Executive Committee and the Finance & Operations Committee.

                             CORPORATE GOVERNANCE

  Since we became a public company in April of 1999, our board has met five times and committees of the board have held ten meetings. The average attendance in the aggregate of all board and committee meetings was 95%.

Committees of the Board

  Our board of directors has established five on-going committees. They are the Executive Committee, the Audit Committee, the Nominating and Corporate Governance Committee, the Finance and Operations Committee, and the Organization and Compensation Committee. The function of each committee is discussed below.

  Executive Committee--The Executive Committee has not met since we became a publicly traded company. Except as otherwise provided in Oregon law, our Articles of Incorporation, or Bylaws, the Executive Committee exercises the full authority of our board of directors during those periods in which our full board of directors is not scheduled to meet.

  Audit Committee--The Audit Committee has met three times from April, 1999 to December 31, 1999. The duties of the Audit Committee include: determine the firm of independent public accountants to recommend to the board; review the quality of the public accountants' work; assure the independence of the public accountants; review the audit scope and plan; review and discuss with the public accountants' their annual audit report and accompanying management letter and quarterly financial reviews; and oversee the adequacy of the internal control structure.

  Finance and Operations Committee--The Finance and Operations Committee met three times from April, 1999 to December 31, 1999. The duties of the Finance and Operations Committee include: oversee the appropriate capital structure of StanCorp; approve operational plans and budgets; oversee the investment policy and review and approve investment reports and significant acquisitions; make periodic recommendations regarding dividends; counsel the board regarding acquisitions, divestitures, and other business combinations; and review financial information that will be released.

  Nominating and Corporate Governance Committee--The Nominating and Corporate Governance Committee met once from April, 1999 to December 31, 1999. The duties of the Nominating and Corporate Governance Committee include: review of the organization and structure of the board; review of the qualifications and recommend candidates for the board and its committees; review the effectiveness of the board; recommend directors' compensation; and oversee the compliance program.

  Organization and Compensation Committee--The Organization and Compensation Committee met three times from April, 1999 to December 31, 1999. The duties of the Organization and Compensation Committee include: review of executive compensation and recommend changes, as appropriate; develop and administer an overall compensation policy; monitor the performance of the chief executive officer; oversee succession planning; oversee stock option and stock purchase plans; and review organizational changes recommended by the chief executive officer.

Directors' Compensation

  Each director, who is not an employee of StanCorp or The Standard, receives an annual retainer fee of $20,000 and $1,000 meeting fee for each board and committee meeting attended. Each chair of a board committee receives an additional annual retainer of $3,000. The retainers are paid one-half in cash and one-half in StanCorp stock. Additionally, each director receives an annual grant of 1,500 options of StanCorp stock at fair market value on the date of grant. We reimburse all directors for travel and other expenses. Our directors receive only one retainer for serving on StanCorp's and The Standard's boards and one meeting fee for joint meetings of StanCorp's and The Standard's boards.

   SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERSAND CERTAIN SHAREHOLDERS

  The following table sets forth information regarding the beneficial ownership, as of March 2, 2000, of our common stock by each director, nominee, and executive officer, and by directors, nominees, and executive officers as a group. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to such securities. No director, nominee, or executive officer or directors, nominees, and executive officers as a group beneficially own 1% or more of StanCorp's outstanding shares of Common Stock.

                                                         Common Stock
                                                         Beneficially
     Name                                                   Owned
     ----                                                ------------
     Virginia L. Anderson...............................       823
     Frederick W. Buckman...............................     5,537
     John E. Chapoton...................................       537
     Barry J. Galt......................................     1,473
     Richard Geary......................................    40,473
     Peter T. Johnson...................................     1,759
     Peter O. Kohler....................................       537
     Jerome J. Meyer....................................     2,730
     Ralph R. Peterson..................................       525 (1)
     E. Kay Stepp.......................................       488
     William Swindells..................................     5,473
     Michael G. Thorne..................................     1,473
     Ronald E. Timpe....................................    30,685 (2)(3)
     Franklin E. Ulf....................................       473
     Benjamin R. Whiteley...............................     4,421 (4)
     E. Wayne Atteberry.................................     9,548 (3)
     Kim W. Ledbetter...................................    26,336 (2)(3)(5)(6)
     Douglas T. Maines..................................    39,484 (3)(6)
     Eric E. Parsons....................................    39,431 (3)(6)
     Executive Officers and Directors as a Group........   263,871 (2)

--------
(1)  Includes 52 shares owned by Mr. Peterson's spouse.
(2) Not included are 34,659 shares owned, as of December 31, 1999, by the Standard Defined Contribution Plan Trust for Home Office Employees. The trust is a unitized trust that matches 3% of employees' contributions with StanCorp stock. The purchase and sale of StanCorp stock are determined by the terms of the plan and are carried out by the administrator. Mr. Timpe and Mr. Ledbetter and another executive officer are co-trustees of the trust. The co-trustees have voting power over the shares owned in trust, but do not have investment or dispositive power over the shares. The co-trustees cannot withdraw shares from the trust and, upon retirement, neither the co-trustees nor any other employee participant receive distributions in stock from the plan.
(3)  Includes 23,612; 5,090; 8,920; 9,381; and 11,019 shares of restricted stock for Messrs. Timpe, Atteberry, Ledbetter, Maines, and Parsons, respectively. Each has voting power over their respective shares. The restricted shares will vest if each officer is an employee of The Standard through December 31, 2000 except for Mr. Maines who must be an employee of The Standard through September 30, 2001.
(4)  Includes 1,000 shares owned by Mr. Whiteley's spouse.
(5) Includes 52 shares owned by Mr. Ledbetter's spouse and 176 shares owned by Mr. Ledbetter's mother's living trust of which Mr. Ledbetter is a trustee and beneficiary.
(6) Includes 25,000 performance based shares of restricted stock for Mr. Maines and Mr. Parsons and 12,500 shares of restricted stock for Mr. Ledbetter. The restricted stock vests in four years upon the performance of predetermined objectives.

                             CERTAIN SHAREHOLDERS

  The following table sets forth those persons known to us as of March 2, 2000 to be beneficial owners of more than five percent of our Common Stock. In furnishing this information, we relied on information filed by the beneficial owners with the Securities and Exchange Commission or information currently available to us.

                                                              Amount and
                                                                Nature
                                                             of Beneficial
Name and Address of Beneficial Owner                           Ownership     %
------------------------------------                         -------------  ----
Janus Capital Corp. ........................................   1,668,775(1) 5.11
 100 Fillmore St.
 Denver, Co. 80206

--------
(1) Janus Capital Corp. ("Janus") exceeds the 5% beneficial ownership limit due to a stock repurchase program instituted by our board of directors in November, 1999. Under Oregon law, no individual or group of individuals may own 5% or more of our voting shares for the first five years from the effective date of our reorganization, unless they first receive permission to do so from the Director of the Oregon Department of Consumer and Business Affairs ("Director"). Based upon the fact that Janus exceeded this limitation through the operation of our stock repurchase program, as opposed to making additional purchases of our stock, the Director granted permission to Janus to exceed the 5% statutory limitation. Janus must receive permission from the Director to purchase additional shares.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

  The Organization & Compensation Committee (the "Committee") of the Board of Directors is responsible for developing an executive compensation philosophy for StanCorp Financial Group, Inc. and its subsidiaries. It is the duty of the Committee to administer the philosophy and its components as evidenced by the compensation paid to the chief executive officer and each of the other senior executives.

  In this role, the Committee is dedicated to ensuring that the company's compensation policies and practices are used effectively to support the achievement of the company's short and long-term business objectives. All members of the Committee are outside directors as defined under the Internal Revenue Code (the "Code") and non-employee directors as defined under Rule 16b-3 under the Securities Exchange Act of 1934.

  There are several underlying philosophical principles that guide the Committee in its decision-making process. The Committee:

  . Adheres to a pay-for-performance philosophy ensuring that aggregate total compensation levels paid to senior executives reflect the extent to which the company's key operating goals are achieved.

  . Reinforces the central importance of creating shareholder value by relying heavily on compensation programs that deliver value to senior executives only when shareholders realize a corresponding gain.

  . Establishes senior executive compensation levels that are competitive in relation to the pay rates that are offered by companies with which the company competes for senior management talent.

  . Maintains a total compensation perspective on senior executives' pay when judging the appropriateness of total awards for the company's senior executives.

  . Encourages the acquisition of Common Stock by senior executives with the objective of strengthening the common interests of management and shareholders, thereby promoting maximum shareholder value.

                              TOTAL COMPENSATION

  All decisions regarding executive compensation are made based upon actual performance achieved as well as competitive practices measured by utilizing multiple compensation surveys. Each year, StanCorp conducts an executive compensation study covering executives in the top management positions. The Committee utilizes the services of Towers Perrin, a consulting firm experienced in executive compensation, to conduct the study. Compensation studies evaluate total direct compensation--which is defined as base salary plus most recent annual incentive (or short term pay) earned, plus the estimated annualized present value of long term incentive grants.

  Competitive compensation rates are developed using compensation survey sources. Data from the sources represents similar positions in the financial services industry and in industry-specific organizations as appropriate. The data are reflective of job level and job type and are generally regressed on corporate or business-unit revenues and/or assets.

  Executives generally have the opportunity to earn total compensation above the 50th percentile, subject to obtaining superior performance results. Higher achievement provides higher value, while lesser performance decreases total compensation.

                                  BASE SALARY

  Base salaries for all positions are targeted at approximately the median of the respective markets. In addition, base pay as well as other compensation components are also reflective of an individual incumbent's performance. Finally, in considering salary actions, the Committee also reviews internal compensation equity as well as the senior executive's level of responsibility, experience, and expertise.

                             VARIABLE COMPENSATION

  Variable compensation reinforces the company's pay-for-performance philosophy. Variable compensation includes an annual short term incentive program and long term incentive compensation opportunities. Short term incentive compensation is designed to deliver a percentage of base salary for all senior executives, dependent upon achievement of predetermined objectives. Long term incentive compensation, generally composed of stock options and/or restricted stock grants, is targeted to provide an additional percentage of base salary for all senior executives based upon the attainment of long term financial goals.

  The Committee does not consider levels of share ownership or past option or restricted stock grants in making current stock option or restricted stock awards. The long term compensation program also facilitates senior executives' acquisition of company stock, thereby promoting an alignment of interests between management and shareholders.

Short Term Incentive Plan

  Each year the Committee will reach agreement with management on performance goals, the achievement of which will enhance the company's overall value. The Committee will also review and approve with respect to each senior executive, annual short term incentive payment levels in the event performance goals are achieved. Actual short term incentive payments vary with performance relative to achievement of goals. Better performance generates larger awards and lesser results yield smaller awards.

  Under the terms of the short term incentive plan, no payout is possible unless certain threshold goals are satisfied. While the individual performance goals are unique to each senior executive, threshold goals are all corporate-level goals. These goals are related to minimum annual revenue growth, risk-based capital levels, and return on equity. Individual goals are related to an individual's performance within a senior executive's area of responsibility.

Long Term Incentive Plan

  The ongoing long term incentive program is designed to tie executive performance directly to the creation of stockholder value. The Committee has utilized non-qualified stock options and restricted stock with performance-based vesting. The value of a StanCorp stock option is determined based upon the value of StanCorp stock at the time of the grant and other factors, including stock price volatility, dividend rate, option term, vesting schedule, termination provisions, and long term interest rates. The compensation consultant derives the value which is then approved by the Committee. Currently, stock options are granted with a ten-year term, vesting 33% upon each of the first three anniversaries following the date of the grant. Restricted stock awards vest based upon the performance of predetermined objectives, such as attainment of ROE targets.

  The last cash-based long term incentive plan, which was established while still a mutual company, matured on December 31, 1999. Under the terms of this three-year plan covering the performance period of 1997-1999, awards were based on three key components. The key components included overall company revenues and/or asset growth, expense control and level of risk-based capital. One remaining plan is still effective for the 1998-2000 period. It will mature on December 31, 2000, and any payout will be in 60% StanCorp stock and 40% in cash. No other such long term incentive plans are contemplated.

  Compliance with Section 162(m) of the Internal Revenue Code of 1986 as amended, generally denies a publicly-traded company federal income tax deductions for compensation in excess of $1 million paid to certain of its executive officers unless the amount of any such excess is payable based solely upon the attainment of objective performance criteria. The Committee believes that tax deductibility of compensation is an important factor, but not the sole factor to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m) requirements; however, the Committee reserves the right to pay out amounts which are not deductible in circumstances deemed appropriate by the Committee.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  As part of an annual review, the Committee applies the previously stated philosophy to the total compensation package of the CEO and other senior executives. Effective January 1, 1999 the Committee approved a base salary of $518,000 for Mr. Timpe, which salary approximated the market median.

  During 1998 Mr. Timpe was a participant in the Company's short term incentive program, which was paid in 1999. Payout under this program is composed of two factors. The first factor is derived from the achievement of subordinates goals, the achievement of which will enhance the overall value of the Company. The second factor is based upon the Committee's review of Mr. Timpe's performance, overall progress toward achievement of goals, and a review of Company financial performance.

  The Committee classified Mr. Timpe's overall performance as "consistently exceeds expectations." In addition, the Committee recognized overall company results and the progress toward demutualization during 1998. Based upon these factors, the Committee awarded a short term incentive payment of $166,060 to Mr. Timpe in 1999.

  A remaining cash-based long term incentive plan, which was established while still a mutual company, matured on December 31, 1998. Under the terms of this three-year plan covering the performance period 1996-1998, awards were based on three key components. The key components included overall company revenues and/or asset growth, expense control, and level of risk-based capital. Based upon achievement during the 1996-1998 plan period, the Committee awarded a long term incentive payment in cash of $156,555 to Mr. Timpe in 1999.

  Finally, as part of the ongoing long term incentive program, Mr. Timpe received a grant of 140,000 non-qualified stock options on October 19, 1999. The options were granted at the fair market value on the date of the grant, have a ten year term, and become exercisable at the cumulative rate of one-third per year for the first three years from the date of the grant.

                                    SUMMARY

  The Committee is responsible for the overall review, monitoring and approval of all compensation decisions affecting the company's senior executives. The Committee expects that all compensation paid to senior executives will be consistent with the company's interest in providing market competitive compensation opportunities within the context of a pay-for-performance philosophy in a manner that is supportive of the company's overall business mission and the creation of shareholder value. The Committee will actively monitor the effectiveness of the company's pay programs and make modifications as deemed appropriate.

           Jerome J. Meyer, Chair                                Barry J. Galt
           Ralph R. Peterson                                     E. Kay Stepp

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  All directors who are members of the Organization and Compensation Committee were independent directors within the meaning of the Securities Exchange Act of 1934 and its regulations. There were no "interlocks" within the meaning of the same act and its regulations.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

  The information set forth below describes the components of total compensation of the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executives"). We have included executive officers of StanCorp and The Standard in determining the Named Executives. With the exception of restricted stock, all compensation was paid by The Standard. The table includes a two-year comparison, as permitted by the rules of the Securities and Exchange Commission.

                                                               Long Term
                                                              Compensation
                                                           ------------------
                                 Annual Compensation         Awards   Payouts
                             ----------------------------  ---------- -------
                                                           Restricted
                                             Other Annual    Stock     LTIP    All Other
  Name and Principal         Salary   Bonus  Compensation    Awards   Payouts Compensation
       Position         Year   ($)     ($)       ($)         ($)(1)   ($)(2)     ($)(3)
  ------------------    ---- ------- ------- ------------  ---------- ------- ------------
Ronald E. Timpe........ 1999 518,000 166,060       647      525,367   156,555    6,181
 Chairman of the Board, 1998 450,000 142,419       150          --    126,492    4,350
 President and Chief
 Executive Officer (4)
Eric E. Parsons........ 1999 250,000  72,332     5,757      245,173    51,018    4,939
 Senior Vice President,
  Chief                 1998 220,000  42,583     4,524          --     39,847    4,656
 Financial Officer (4)
Douglas T. Maines...... 1999 240,000  24,500       108      208,727       --     1,213
 Senior Vice President,
  Group                 1998  62,769  48,000   151,362(7)       --        --       180
 Insurance (5)
E. Wayne Atteberry..... 1999 200,000  43,413        90      113,253    44,989    3,537
 Senior Vice President, 1998 194,000  38,763       163          --     38,220    4,559
 Investments (6)
Kim W. Ledbetter....... 1999 180,000  35,531     1,223      198,470    39,423    1,832
 Senior Vice President, 1998 170,000  19,582       391          --     26,937    1,614
 Individual Insurance
 and Retirement Plans

--------
(1) Amounts calculated at $22.25 per share, the closing price of the shares of our common stock on the New York Stock Exchange as of the date of the grant, October 19, 1999. The shares vest if the Named Executive Officer is in the employ of The Standard through December 31, 2000, except for Mr. Maines, whose shares will vest if he is in the employ of The Standard through September 30, 2001. Restricted shares were granted to the Named Executive Officers and others in consideration for their agreement to terminate the Retention Agreement and are in lieu of any payment under that agreement. (See Certain Relationships and Related Transactions for further discussion.) Dividends, if declared, will be paid to the holders of the restricted stock. The aggregate total shares of restricted stock granted by StanCorp for the fiscal year was 67,704 ($1,705,328 as of December 31, 1999).
(2) Amounts shown are cash amounts paid in the first quarter of each year with respect to a three year LTIP program covering, 1996-1998 and 1995-1997, respectively. The LTIP is based on achievement of certain performance objectives.
(3) Amounts shown include matching contributions credited to the accounts of the Named Executives under The Standard's nonqualified Supplemental Executive Compensation Plan and imputed income from The Standard's Group Life Insurance Plan for Home Office Employees. Amounts of imputed income for 1999 for group term life contributions are: $4,888; $1,588; $997; $3,357; and $648 for Messrs. Timpe, Parsons, Maines, Atteberry, and Ledbetter, respectively. Amounts contributed to the nonqualified plan in 1999 are: $1,293; $3,351; $216; $180; and $1,184, respectively.

(4) Mr. Timpe and Mr. Parsons hold their respective positions for both StanCorp and The Standard. All other Named Executives are employed only by The Standard.
(5) Mr. Maines became an employee of The Standard during the fourth quarter of 1998. Mr. Maines does not participate in the LTIP.
(6)  Mr. Atteberry retired from active management on December 31, 1999.
(7) Includes income tax allowance on non-deductible moving expenses and relocation allowance for Mr. Maines.

Stock Options

                                                                             Potential Realized
                                          Individual Grants                   Value at Assumed
                         ---------------------------------------------------   Annual Rates of
                           Number of    % of Total                               Stock Price
                          Securities     Options                              Appreciation for
                          Underlying    Granted to    Exercise                 Option Term (2)
                            Options    Employees in     Price     Expiration -------------------
          Name           granted(#)(1) Fiscal Year  ($/per share)    Date      5%($)    10%($)
          ----           ------------- ------------ ------------- ---------- --------- ---------
Ronald E. Timpe.........    140,000         19         22.125      10/19/09  1,948,001 4,936,617
Eric E. Parsons.........     44,000          6         22.125      10/19/09    612,229 1,551,508
Douglas T. Maines.......     42,000          6         22.125      10/19/09    584,400 1,480,985
E. Wayne Atteberry......     35,000          5         22.125      10/19/09    487,000 1,234,154
Kim W. Ledbetter........     32,000          4         22.125      10/19/09    445,257 1,128,370

                   Option/SAR Grants in the Last Fiscal Year
--------
(1) Options to the Named Executives were granted on October 19, 1999 based on the opening price of StanCorp's stock on that date. One third of the options vest annually starting on October 19, 2000. The exercise period is 10 years.
(2) Potential realized value at expiration is based on an assumption that the share price of our Common Stock appreciates at the rate shown (compounded annually) from the date of the grant until the end of the ten-year term.

Options Exercised

             1999 Option Exercises and 1999 Year-End Option Values

                                                      Number of Securities         Value of Unexercised
                                                     Underlying Unexercised       In-the-Money Options at
                           Shares                     Options at FY-End(#)             FY-End($)(2)
                         Acquired on    Value    ------------------------------- -------------------------
          Name           Exercise(#) Realized($) Exercisable(1) Unexercisable(1) Exercisable Unexercisable
          ----           ----------- ----------- -------------- ---------------- ----------- -------------
Ronald E. Timpe.........     -0-         -0-          -0-           140,000          -0-        428,820
Eric E. Parsons.........     -0-         -0-          -0-            44,000          -0-        134,772
Douglas T. Maines.......     -0-         -0-          -0-            42,000          -0-        128,646
E. Wayne Atteberry......     -0-         -0-          -0-            35,000          -0-        107,205
Kim W. Ledbetter........     -0-         -0-          -0-            32,000          -0-         98,016

--------
(1) Options to the Named Executives were granted on October 19, 1999 based on the opening price of StanCorp's stock on that date. One third of the options vest annually starting on October 19, 2000. The exercise period is 10 years. No options are currently exercisable.
(2) Potential unrealized value is (i) the fair market value of our shares at December 31, 1999 ($25.188) less the option exercise price times (ii) the number of shares acquired upon the exercise of the options.

Long-Term Incentive Plan Awards

  Certain of the Named Executives and such other officers as may be selected by the board of directors are participants in the Long Term Incentive Compensation Plan (the "LTIP"). The LTIP's were established while The Standard was still a mutual company. The LTIP operates during successive three-year periods, with one LTIP (1997-1999) ending on December 31, 1999 and the final LTIP (1998-2000) scheduled to end on December 31, 2000. The LTIP provides a payment to each participant if certain designated performance objectives, based on the success of StanCorp and its subsidiaries, are achieved. These objectives include growth in StanCorp's and its subsidiaries' revenues, control of expenses, and The Standard's financial strength based on its risk-based capital ratio. The 1997-1999 LTIP was paid in cash in February, 2000. The target for this plan was 30% of 1999 base salary for Mr. Timpe and 20% of 1999 base salary for all other participants. The 1998-2000 LTIP contains identical targets of 2000 base salary. However, a minimum of 40% of the award will be paid in cash, with up to 60% payable in shares of StanCorp Common Stock. No other LTIP's are currently contemplated.

              Long Term Incentive Plans--Awards (1998-2000 Plan)

                                                              Estimated Future
                                                               Payments under
                                           Performance or     Non-Stock Price-
                                            Other Period        Based Plans
                                          Until Maturation  --------------------
Name(1)                                       or Payout     Target($) Maximum($)
-------                                   ----------------- --------- ----------
Ronald E. Timpe.......................... December 31, 2000  168,000   336,600
Eric E. Parsons.......................... December 31, 2000   52,000   104,000
E. Wayne Atteberry(2).................... December 31, 2000   26,680    53,360
Kim W. Ledbetter......................... December 31, 2000   38,000    76,000

--------
(1) Mr. Maines became an employee of Standard after the 1998-2000 LTIP Plan commenced. He is not a participant in the current plan.
(2) Mr. Atteberry retired on December 31, 1999. His target and maximum amounts are two thirds of the amounts established by the LTIP Plan.

Standard Retirement Program

  Each of the Named Executives participates in both the Standard Retirement Plan for Home Office Personnel (the "Retirement Plan") and the Supplemental Retirement Plan for Senior Executives (the "Supplemental Retirement Plan").

  The following table sets forth the benefits payable, assuming retirement at age 65, to participants in the Retirement Plan and the Supplemental Retirement Plan (the "Retirement Plans") at the levels of compensation and the periods of service contained therein.

                        Annual Retirement Plan Benefits

                          Annual Benefit at Age 65 for Years of Service(1)
     High 5 Yr Ave.     --------------------------------------------------------------
      Remuneration         15           20           25           30           35
     --------------     --------     --------     --------     --------     --------
        $125,000        $ 29,325     $ 39,100     $ 48,875     $ 58,650     $ 68,425
        $150,000        $ 35,325     $ 47,100     $ 58,875     $ 70,650     $ 82,425
        $175,000        $ 41,325     $ 55,100     $ 68,875     $ 82,650     $ 96,425
        $200,000        $ 47,325     $ 63,100     $ 78,875     $ 94,650     $110,425
        $225,000        $ 53,325     $ 71,100     $ 88,875     $106,650     $124,425
        $250,000        $ 59,325     $ 79,100     $ 98,875     $118,650     $138,425
        $300,000        $ 71,325     $ 95,100     $118,875     $142,650     $166,425
        $350,000        $ 83,325     $111,100     $138,875     $166,650     $194,425
        $400,000        $ 95,325     $127,100     $158,875     $190,650     $222,425
        $450,000        $107,325     $143,100     $178,875     $214,650     $250,425
        $500,000        $119,325     $159,100     $198,875     $238,650     $278,425
        $550,000        $131,325     $175,100     $218,875     $262,650     $306,425
        $600,000        $143,325     $191,100     $238,875     $286,650     $334,425
        $650,000        $155,325     $207,100     $258,875     $310,650     $362,425
        $700,000        $167,325     $223,100     $278,875     $334,650     $390,425
        $750,000        $179,325     $239,100     $298,875     $358,650     $418,425

--------
(1)  Maximum service under the plan is 35 years.

  The benefits shown in the above table are payable in the form of a straight life annuity with annualized cost of living increases not to exceed a cumulative limit of 3% of the original benefit amount for each year after retirement. Benefits payable under the Retirement Plans are not subject to offset for Social Security benefits. Compensation taken into account under the Retirement Plans is the average monthly compensation paid to a participant during the consecutive 60-month period over the most recent 120-month period that produces the highest average compensation. For this purpose, compensation is the total of base salary and short-term incentive bonus in the year accrued.

  As of December 31, 1999, the estimated highest five year average remuneration and credited years of service for each of the Named Executives under the Retirement Plans was: Mr. Timpe, $591,462 and 31 years; Mr. Maines, $317,871 and 1 year; Mr. Parsons, $259,332 and 9 years; Mr. Atteberry, $223,491 and 31 years; and Mr. Ledbetter, $175,647 and 25 years.

Certain Relationships and Related Transactions

  Retention Agreement. As part of The Standard's demutualization, The Standard entered into a Retention Agreement with each Named Executive and certain other executive officers (each, an "executive"). Under the Retention Agreement, The Standard agreed to pay the executive a retention bonus, provided that the executive remained continuously employed by The Standard through December 31, 2000, except Mr. Maines, who was required to remain continuously employed through September 30, 2001. Certain other conditions were also required to be met. The Retention Agreement was terminated by mutual consent during the fourth quarter of 1999 in consideration for a grant of restricted stock, which grant was substantially equivalent to the amount payable under the Retention Agreement had it terminated during the fourth quarter of 1999. Such grant is in lieu of any further payment under the Retention Agreement.

  Change of Control Agreement. The Standard has also entered into Change of Control Agreements with each of the Named Executives and other executive officers of The Standard (each, an "executive"). The provisions of these agreements become effective if and when there is a Change of Control (as defined below) of StanCorp or The Standard. The Change of Control Agreements will continue in effect through December 31, 2001. The agreements will be automatically renewed for successive one-year terms unless we give notice to the executive that we will not extend the expiration date (provided that no such notice can be given during the pendency of a potential Change of Control). If a Change of Control occurs, the expiration date is automatically extended for twenty-four months beyond the month in which the Change of Control occurs.

  Under the Change of Control Agreements, we will provide the executive with the following benefits in the event of termination by us or The Standard within twenty-four months of a Change of Control other than for cause.

  . a lump-sum payment in an amount equal to three times the sum of (a) the executive's annual base salary in effect at the time the Change of Control occurs and (b) target incentive compensation payable to the executive under The Standard's short term incentive plan;

  . an amount equal to the target bonus payable under any cash long term incentive plan in effect immediately prior to the Change of Control;

  . outstanding stock options, stock bonuses, or other stock awards shall become immediately vested, become exercisable in full and all outstanding stock options shall remain exercisable; and

  . immediate vesting of all benefits to which the executive is entitled under The Standard's retirement plans and a 30 month continuation of certain welfare plans.

  The Change of Control Agreements also provide that, to the extent any payments to the executives would be subject to "golden parachute" excise taxes under Section 4999 of the Code, the executives will receive "gross-up" payments in order to make them whole with respect to such taxes and any related interest and penalties.

  For the purposes of the Change of Control Agreements, a "Change of Control" is defined generally to include:

  .  an acquisition of 30% or more of the voting stock of us or The Standard;

  . a change in the majority of the members of our or The Standard's board within a twelve-month period that is not supported by two-thirds of the incumbent directors;

  . approval by the shareholders of a merger or reorganization in which our or The Standard's shareholders do not own at least 51% of the voting securities of the resulting entity;

  .  a sale of all or substantially all of our assets or those of The
     Standard;

  . a tender or exchange offer which results in at least 30% of our voting securities or those of The Standard being purchased by an offeror; or

  . adoption by our or The Standard's board of directors of a resolution to the effect that a Change of Control has occurred.

  Acquisition by an executive, or a group of persons including an executive, of 25% or more of the voting securities of StanCorp or The Standard does not constitute a Change of Control under the Change of Control Agreements.

Performance Graph

  The graph below provides an indicator of cumulative price changes for us as compared with the S&P 500 Stock Index and the S&P Life Insurance Company Index weighted by market value at each measurement point.

  This graph covers the period of time beginning on April 16, 1999, when our shares were first traded on the New York Stock Exchange, through December 31, 1999.

                              [PERFORMANCE CHART]

              StanCorp Financial Group Cumulative Price Change
             Relative to S&P 500 and S&P Life Insurance Indices


                               SFG       S&P Life      S&P 500
                           -----------   ---------    ----------
04/16/1999                           0           0             0
04/30/1999                       (0.52%)      5.86%         1.23%
05/31/1999                        3.10%       5.90%        (1.30%)
06/30/1999                       24.03%       6.96%         4.07%
07/30/1999                        4.39%       4.24%         0.74%
08/31/1999                       (2.07%)    (12.83%)        0.11%
09/30/1999                       (7.49%)    (26.37%)       (2.75%)
10/29/1999                        4.39%     (11.77%)        3.33%
11/30/1999                       14.21%     (18.87%)        5.30%
12/31/1999                        4.13%     (22.55%)       11.39%

ITEM 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

  Our board of directors, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent auditors for the year 2000. Although not required, our board has determined that it is desirable to request ratification of this appointment by our shareholders. If ratification is not obtained, the board will reconsider the appointment.

  We have been advised that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

  Deloitte & Touche LLP and its predecessor firms have served as our independent auditors for over 50 years.

  Our board of directors unanimously recommends that you vote for this proposal.

ITEM 3. OTHER MATTERS

  Our board of directors knows of no other matters to be brought before the Annual Meeting. If other matters are presented, the persons named as proxies will vote on such matters as recommended by management.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that, with one exception, all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to fiscal year 1999 have been met. Mr. J. Gregory Ness, our Vice President and Corporate Secretary, made one late filing due to a clerical oversight.

                            SHAREHOLDER NOMINATIONS

  Shareholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration for election to the Board of Directors should do so in writing between February 16, 2001 and March 13, 2001, addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, StanCorp Financial Group, Inc., P. O. Box 711, Portland, Or. 97207. The notice should set forth as to each nominee whom the shareholder proposes to nominate for election or reelection as director the following:

  .  the name, age, business and residence addresses of the nominee;

  .  the principal occupation or employment of the nominee;

  .  the number of shares of Common Stock beneficially owned by the nominee;
     and

  . any other information concerning the nominee that would be required to appear in a proxy statement for the election of such nominee under the rules of the Securities and Exchange Commission.

  The shareholder giving notice must also provide his or her name and record address and the number of shares of Common Stock owned by the shareholder.

                             SHAREHOLDER PROPOSALS

  Under our bylaws, shareholders who wish to present proposals for action at an annual meeting must give timely notice of the proposed business to our Corporate Secretary. To be timely, a shareholder's notice must be in writing, delivered to, or mailed and received at, our principal office in Portland, Oregon not less than 50 days nor more than 75 days prior to that year's annual meeting. However, if we have not provided shareholders notice of, or otherwise publicly disclosed, the date of the annual meeting within 65 days of the meeting date, notice must be received not later than the close of business on the 15th day following the date on which such notice was mailed or public disclosure was made. Our 2001 annual meeting is scheduled to be held on May 7, 2001. Therefore, a notice, to be timely, must be received by us between February 16, 2001 and March 13, 2001. If received after that date, the proposal, when and if raised at the 2001 annual meeting, will be subject to the discretionary vote of the proxyholder as described earlier in this material.

  Please note that these rules govern raising proposals at the annual meeting. In order for a shareholder's proposal to be considered for inclusion in our 2001 proxy statement, under rules of the Securities and Exchange Commission, we must receive the proposal by November 29, 2000. Shareholders should mail their proposal to our Corporate Secretary, P. O. Box 711, Portland, OR 97207.

  In order to make a proposal, the shareholder must also provide us with a brief description of the matter to be brought before the meeting and the reasons for the proposal. The shareholder must also provide us with his or her name and record address, the number of shares of Common Stock that the shareholder owns, and any interest that the shareholder may have in the proposal.

                                          /s/ Dwight L. Cramer

                                          Dwight L. Cramer
                                          Vice President, General Counsel
                                          and Corporate Secretary

March 29, 2000

--------------------------------------------------------------------------------

                      [LOGO OF STANCORP FINANCIAL GROUP]

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        STANCORP FINANCIAL GROUP, INC.

The undersigned hereby appoints Ronald E. Timpe, Eric E. Parsons and J. Gregory Ness as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of StanCorp Financial Group, Inc. held in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 1, 2000 or any adjournment thereof. If this Proxy is returned signed but without a clear voting designation, the proxies will vote in accordance with the Board's recommendations. If other matters come properly before the meeting, the proxies will vote in accordance with management's recommendations.


      (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------

                           . FOLD AND DETACH HERE .





                            YOUR VOTE IS IMPORTANT!

                      You can vote in one of three ways:

1.  Vote by Internet at our Internet Address: http://www.eproxy.com/sfg

                                      or
                                      --

2.  Call toll-free 1-800-840-1208 on a Touch-Tone Telephone.

                                      or
                                      --

3. By mail - by promptly returning your completed proxy card in the enclosed envelope.

If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials, please provide your consent with your proxy vote.

------------------------------------------------------------------------------------------------------------------------------------
This Proxy when properly executed will be voted by the proxies in the manner                        Please mark
designated below. If this Proxy is returned signed but without a clear                              your votes as  [X]
voting designation, the proxies will vote FOR Items 1 and 2.                                        indicated in
                                                                                                    this example

The Board of Directors recommends a vote FOR Items 1 and 2.
Item 1. ELECTION OF CLASS 1 DIRECTORS                                                               FOR       AGAINST        ABSTAIN
                                                                      Item 2 -- RATIFICATION OF     [_]         [_]            [_]
Nominees:                                                                       THE APPOINTMENT
01 Barry J. Galt                                WITHHELD                        OF INDEPENDENT
02 Richard Geary                     FOR        FOR ALL                         ACCOUNTANTS
03 Peter T. Johnson                  [_]          [_]
04 William Swindells

WITHHELD FOR: (Write that nominee's name in the space
provided below).
                                                     By checking the box to the right, I consent to future access of the
___________________________________________________  Annual Report, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that StanCorp Financial
                                                     Group, Inc. (the "Company") may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the
                                                     Company's transfer agent, ChaseMellon Shareholder Services, L.L.C.,
                                                     Ridgefield Park, NJ. I also understand that costs normally associated      [_]
                                                     with electronic access, such as usage and telephone charges, will be my responsibility.





Signature ____________________________________________ Signature ____________________________________________ Date: __________, 2000
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------------------------------------------------------------------


              . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .


          [PICTURE]           YOUR VOTE IS IMPORTANT        [PICTURE]

                      YOU CAN VOTE IN ONE OF THREE WAYS:
================================================================================
                               VOTE BY INTERNET
                         24 hours a day, 7 days a week
  Follow the instructions at our Internet Address: http://www.eproxy.com/sfg
================================================================================
                                      or
================================================================================
                                 VOTE BY PHONE
                         HAVE YOUR PROXY CARD IN HAND.
Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week
                   There is NO CHARGE to you for this call.
You will be asked to enter your 11-digit Control Number, which is located in the lower right hand corner of this form. Follow the recorded instructions
================================================================================
                                      or
================================================================================
                              VOTE BY PROXY CARD
    Mark, sign and date your proxy card and return promptly in the enclosed envelope.
================================================================================
================================================================================
If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials, please provide your consent with your proxy vote.
================================================================================

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

          THANK YOU FOR VOTING.